UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 28, 2017
___________
VIPER ENERGY PARTNERS LP
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36505 (Commission File Number)	46-5001985 (I.R.S. Employer Identification Number)
500 West Texas Suite 1200 Midland, Texas (Address of principal executive offices)		79701 (Zip code)
(432) 221-7400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On November 28, 2017, Viper Energy Partners LP, as borrower (“Viper”), and Viper Energy Partners LLC, as guarantor, entered into a fifth amendment (the “Fifth Amendment”) to the Credit Agreement, dated as of July 8, 2014, with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto (as amended, supplemented or otherwise modified to the date thereof, and as further amended by the Fifth Amendment, the “Credit Agreement”).

The Fifth Amendment extended the maturity date to November 1, 2022, and decreased the interest rates applicable to loans under the Credit Agreement. After giving effect to the Fifth Amendment, outstanding borrowings under the Credit Agreement bear interest at a per annum rate elected by Viper that is equal to an alternate base rate or LIBOR, in each case plus the applicable margin. The applicable margin ranges from 0.75% to 1.75% per annum in the case of the alternate base rate, and from 1.75% to 2.75% per annum in the case of LIBOR. The applicable margin depends on the amount of the loan outstanding in relation to the commitment, which is defined as the lesser of the maximum credit amount and the borrowing base. In the Fifth Amendment, the aggregate maximum credit amount was increased to $2.0 billion and the borrowing base was increased to $400 million.

In addition, the Fifth Amendment, among other things, (i) increased the mortgage requirement to 85% of the total value of the oil and gas properties evaluated in the most recent reserve report, (ii) revised the calculation of the total debt to EBITDAX financial covenant to allow the netting of unrestricted cash in the calculation of total debt under certain circumstances, and (iii) amended certain negative covenants.

The preceding summary of the Fifth Amendment is qualified in its entirety by reference to the full text of such amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibits

Number	Exhibit
10.1
Fifth Amendment to the Credit Agreement, dated as of November 28, 2017, by and among Viper Energy Partners LP, as borrower, Viper Energy Partners LLC, as guarantor, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER ENERGY PARTNERS LP

		By:	Viper Energy Partners GP LLC, its general partner
Date:	December 4, 2017

		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary